                                                                    EXHIBIT 10.7










                                  AVIALL, INC.

                              AMENDED AND RESTATED
                               SEVERANCE PAY PLAN


                        (EFFECTIVE AS OF APRIL 16, 1999)

                                TABLE OF CONTENTS


SECTION                                                                                                        PAGE

ONE               PURPOSE OF PLAN.................................................................................1

TWO               PRIOR SEVERANCE ARRANGEMENTS....................................................................1

THREE             DEFINITIONS.....................................................................................1

FOUR              ELIGIBILITY AND BENEFITS........................................................................6

FIVE              FUNDING.........................................................................................7

SIX               BENEFIT CLAIMS PROCEDURE........................................................................7
                  6.1      Claims for Benefits....................................................................7
                  6.2      Request for Review of Denial...........................................................7
                  6.3      Decision on Review of Denial...........................................................7

SEVEN             ADMINISTRATION OF THE PLAN......................................................................8
                  7.1      Plan Administrator.....................................................................8
                  7.2      Responsibilities.......................................................................8
                  7.3      Allocation and Delegation of Plan Administrator Responsibilities.......................8
                  7.4      Actions of Fiduciaries.................................................................8
                  7.5      General Administrative Powers..........................................................8
                  7.6      Appointment of Professional Assistance.................................................9
                  7.7      Discretionary Acts.....................................................................9
                  7.8      Responsibility of Fiduciaries..........................................................9
                  7.9      Indemnity by Employer.................................................................10

EIGHT             ADOPTION OF PLAN BY SUBSIDIARY.................................................................10

NINE              AMENDMENT OF THE PLAN..........................................................................10

TEN               TERMINATION OF THE PLAN........................................................................11

ELEVEN            VESTING........................................................................................11

TWELVE            STATUS OF EMPLOYMENT RELATIONS.................................................................11

THIRTEEN          RESTRICTIONS ON ASSIGNMENT.....................................................................11

FOURTEEN          APPLICABLE LAW.................................................................................12

                                  AVIALL, INC.

                               SEVERANCE PAY PLAN

         AVIALL, INC., a Delaware corporation (the "Company"), adopted for its Eligible Employees a severance pay plan effective as of March 11, 1998 (the "Effective Date"), which plan was amended and restated as of April 16, 1999, in accordance with the terms and conditions contained herein.

                                   SECTION ONE

                                 PURPOSE OF PLAN

         The purpose of the Plan is to provide financial support to Eligible Employees who incur a Termination of Employment from the Employer.

                                   SECTION TWO

                          PRIOR SEVERANCE ARRANGEMENTS

         As of the Effective Date, the Plan replaces any and all severance pay plans, policies, practices, arrangements or programs, written or unwritten, that the Employer may have had in effect for its Eligible Employees from time to time prior to the Effective Date. Any Eligible Employee of the Employer whose employment is terminated on or after the Effective Date shall not be entitled to any severance benefits other than those set forth herein. Notwithstanding the foregoing provisions of this Section Two, nothing in this Plan shall adversely affect the rights an individual Eligible Employee may have to severance payments under any written agreement executed by and between the Employer and that Eligible Employee (a "Severance Agreement"); provided however, that in the event any Eligible Employee that is a party to a Severance Agreement suffers a Termination of Employment and is entitled to and is receiving the severance benefits intended to be provided under his or her Severance Agreement, such Eligible Employee shall not be entitled to receive severance benefits pursuant to this Plan.

                                  SECTION THREE

                                   DEFINITIONS
         As used in the Plan:

         3.1 "Base Pay" shall mean the Eligible Employee's gross salary or hourly wages for a normal workweek before any deductions, exclusions or any deferrals or contributions under any Company plan or program, but excluding bonuses, incentive compensation, employee benefits or any other non-salary form of compensation being received by an Eligible Employee immediately prior to Termination of Employment (determined without regard to any reduction in Base Pay that occurs after a Change of Control).

         3.2 "Cause" shall mean (i) the willful breach or habitual neglect of assigned duties related to the Company, including compliance with Company policies; (ii) conviction (including any plea of nolo contendere) of the Eligible Employee of any felony or crime involving dishonesty or moral turpitude; (iii) any act of personal dishonesty knowingly taken by the Eligible Employee in connection with his responsibilities as an employee and intended to result in personal enrichment of the Eligible Employee or any other person; (iv) bad faith conduct that is materially detrimental to the Company; (v) inability of the Eligible Employee to perform the Employee's duties due to alcohol or illegal drug use; (vi) the Eligible Employee's failure to comply with any legal written directive of the Board of Directors of the Company; (vii) any act or omission of the Eligible Employee which is of substantial detriment to the Company because of the Eligible Employee's intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the Eligible Employee in good faith to have been in or not opposed to the best interest of the Company (without intent of the Eligible Employee to gain, directly or indirectly, a profit to which the Eligible Employee was not legally entitled) and except that Cause shall not mean bad judgment or negligence other than habitual neglect of duty; or (viii) any other act or failure to act or other conduct which is determined by the Plan Administrator, in its sole discretion, to be demonstrably and materially injurious to the Employer, monetarily or otherwise.

         3.3 "Change of Control" shall mean:

             (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

             (iii) There is a report filed on Schedule 13D or Schedule 14D-l (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Stock of the Company; or

             (iv) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

         Notwithstanding the foregoing provisions of Subsections (ii) and (iii) above, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement (i) solely because (A) the Company; (B) a Subsidiary; or (C) a Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report under or in response to Schedule 13D, Schedule 14D-1 or Form 8-K (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change of control of any Subsidiary.

         3.4 "Company" shall mean Aviall, Inc.

         3.5 "Eligible Employee" shall mean the Employer's regular, full-time salaried or hourly employees who are residents of the United States and who are not covered by a collective bargaining agreement between the Employer and a collective bargaining representative.

         3.6 "Employer" shall mean the Company and any direct or indirect Subsidiary of the Company which adopts the Plan.

         3.7 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

         3.8 "Incentive Pay" shall mean one fifty-second (1/52) of the greater of (i) the dollar amount of the annual incentive payment that would be payable to the Eligible Employee if the Company reaches its target performance for that year under the Company's short-term incentive program applicable to the Eligible Employee, as if all requirements for full payment of such incentive had been met, or (ii) the dollar amount of the annual incentive actually paid or payable to the Eligible Employee for the most recently completed fiscal year. The Incentive Pay shall include, in addition to cash incentive payments, the cash value of any restricted stock awards, which shall be equal to the lesser of (A) the value of any restricted stock when awarded or (B) the current market value of such restricted stock as of the date of Termination of Employment.

         3.9 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any Section of the Internal Revenue Code shall include any successor provision thereto.

         3.10 "Officer" shall mean any officer of the Company with the title of Vice President or higher, other than those Officers that have been designated as Senior Officers.

         3.11 "Participant" shall mean an Eligible Employee who is or becomes a Participant in the Plan as provided in Section Four.

         3.12 "Plan" shall mean the Aviall, Inc. Amended and Restated Severance Pay Plan as set forth in this document, and as hereafter amended.

         3.13 "Plan Year" shall mean the twelve (12)-month period ending on December 31.

         3.14 "Plan Administrator" shall mean the person, persons or entity administering the Plan in accordance with the provisions of Section Seven hereof. The Plan Administrator shall be the "named fiduciary", as referred to in
Section 402(a) of ERISA, with respect to the management, operation and administration of the Plan.

         3.15 "Release Form" shall mean the Severance Plan Agreement and Release Form in substantially the form attached as Appendices A-1 or A-2, in the case of Eligible Employees who are age 40 and over at the time of Termination of Employment, and Appendix B, in the case of Eligible Employees who are under age 40 at the time of Termination of Employment.

         3.16 "Senior Officer" shall mean an Officer of the Company or a Subsidiary who has received a letter, signed by the Company's President and Chief Executive Officer or the Company's Senior Vice President, Law and Human Resources, stating that such Officer has been classified as a "Senior Officer."

         3.17 "Severance Pay" shall mean, except as provided below, an amount equal to the Eligible Employee's Base Pay (plus, in the case of Eligible Employees who are Officers of the Company, Incentive Pay) multiplied by the number of weeks set forth in the following schedule, based on the Eligible Employee's job classification at his Termination of Employment:


                                                                              Severance Pay for
                                              Severance Pay for                 Termination of
                                               Termination of                  Employment on or
                                              Employment Prior              Within One Year After
Eligible Employee Classification            to a Change of Control           a Change of Control
--------------------------------            ----------------------           -------------------

(i)    Senior Officers                      104 weeks                        104 weeks

(ii)   Officers other than                  52 weeks                         52 weeks
       Senior Officers
       (Grade 13)

(iii)  Directors                            24 weeks, plus one (1)           24 weeks, plus two (2)
       (Grades 11-12)                       additional week for each         additional weeks for
                                            Year of Service, with a          each Year of Service,
                                            minimum of 26 weeks              with a minimum of 26
                                                                             weeks

(iv)   Senior Managers                      Twelve (12) weeks, plus          Twelve (12) weeks, plus
       (Grades 9-10)                        one (1) additional week          two (2) additional
                                            for each Year of Service         weeks for each Year of
                                                                             Service

(v)    Managers                             Nine (9) weeks, plus             Nine (9) weeks, plus
       (Grades 7-8)                         one (1) additional week          two (2) additional week
                                            for each Year of Service         for each Year of Service

(vi)   Supervisors/Professionals            Six (6) weeks, plus one          Six (6) weeks, plus two
       (Grades 1-7)                         (1) additional week for          (2) additional week for
                                            each Year of Service             each Year of Service

(vii)  Non-Exempt Employees                 Four (4) weeks, plus             Four (4) weeks, plus
       (Non-Exempt Grades 2-9)              one (1) additional week          two (2) additional week
                                            for each Year of Service         for each Year of Service

       3.18 "Subsidiary" shall mean an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

       3.19 "Termination of Employment" shall mean a termination of employment from the Employer which results from an affirmative discharge from employment by the Employer, other than discharge for Cause. An Eligible Employee shall not be deemed to have incurred a Termination of Employment by reason of the transfer of the Eligible Employee's employment between the Company and any Subsidiary or among Subsidiaries. Notwithstanding the foregoing provisions of this Section 3.19, an Eligible Employee who, in connection with the merger, acquisition, sale or other disposition of the Employer or all or any part of a business unit of the Employer, is offered, on, prior to or within two weeks of closing on such merger, acquisition, sale or other disposition, continued employment with the successor company (including, without limitation, a purchaser of all or any substantial part of a business unit) shall not be deemed to have incurred a Termination of Employment and shall not be eligible for Severance Pay under this Plan. The Plan Administrator shall determine, in its sole discretion, whether an Eligible Employee's termination of employment from the Employer constitutes a "Termination of Employment."

       3.20 "Voting Stock" shall mean securities entitled to vote generally in the election of directors.

       3.21 "Years of Service" shall mean the period of continuous employment with one or more Employers commencing on the Eligible Employee's original hire date or most recent adjusted hire date, and ending on the Eligible Employee's date of Termination of Employment. A period of continuous employment shall include any leave of absence with or without pay. An Eligible Employee shall not be deemed to have ceased to be an employee of an Employer by reason of the transfer of the Eligible Employee's employment between the Company and any Subsidiary or among Subsidiaries. An Eligible Employee shall receive one (1) Year of Service credit for each full year of employment measured from the appropriate hire date or anniversary of the hire date. Any partial year of employment shall not count as a Year of Service. An Eligible Employee's period of employment with Ryder System, Inc. will be included in the determination of his or her Years of Service, provided he or she became employed by an Employer before January 1, 1994 in connection with the spinoff of the aviation services businesses of Ryder System, Inc. In addition, an Eligible Employee's period of employment with a company or business acquired by an Employer will be included in the determination of his or her Years of Service, provided he or she was an employee of such acquired company or business on the date of its acquisition by the Employer and became employed by the Employer in connection with the acquisition.

       3.22 Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

                                  SECTION FOUR

                            ELIGIBILITY AND BENEFITS

       An Eligible Employee who suffers a Termination of Employment shall become a Participant as of the date of his or her Termination of Employment and shall be entitled to receive the Severance Pay applicable to such Participant provided he or she executes a Release Form as provided for herein.

       A Participant's Severance Pay shall be paid to the Participant within an administratively reasonable time following Termination of Employment, or where applicable, following the expiration of the revocation period provided on the Release Form. In the event the Termination of Employment occurs prior to a Change of Control or more than one year following a Change of Control, Severance Pay shall be paid in cash in bi-weekly installments so that each installment payment will equal that portion of his Severance Pay attributable to two (2) weeks. Such bi-weekly payments will continue until such Severance Pay is paid in full. In the event the Termination of Employment occurs on or within one year following a Change of Control, Severance Pay shall be paid in cash in a lump sum.

       If a Participant dies following execution of the Release Form, but before receiving all or part of the Severance Pay to which he or she is entitled, the Plan Administrator shall pay such Participant's Severance Pay to the Participant's surviving spouse (if any) and if none to the Participant's estate.

       An Eligible Employee otherwise entitled to Severance Pay under this Plan shall be paid (or his estate shall be paid) such Severance Pay only if that Eligible Employee executes and files with the Plan Administrator, on or before the date specified on the Release Form, a fully completed Release Form, and in the case of Eligible Employees age 40 and over, does not revoke the Release Form within seven (7) days of executing the Release Form.

                                  SECTION FIVE

                                     FUNDING

       Funding for this Plan shall come solely from the general assets of the Employer. All payments of Severance Pay with respect to a particular Participant shall be paid from the general assets of that Participant's Employer. Neither the Employer nor the Plan Administrator shall have any obligation to establish a trust or fund for the payment of benefits under the Plan or to insure any of the benefits under the Plan. None of the officers, members of the Board of Directors, or agents of the Employer or the Plan Administrator guarantees in any manner the payment of benefits hereunder.

                                   SECTION SIX

                            BENEFIT CLAIMS PROCEDURE

       6.1 Claims for Benefits. Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. If such claim for benefits is wholly or partially denied, the Plan Administrator shall, within ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (d) an explanation of the claim review procedure, in accordance with the provisions of this Section Six.

       6.2 Request for Review of Denial. Within sixty (60) days after the receipt by the claimant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, if the claimant does not agree with the denial of the claim, the claimant or his authorized representative must file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claim for benefits. In connection with any request for a review of the denial of a claim for benefits, the claimant, or his authorized representative, may review pertinent documents relating thereto and may submit issues and comments in writing to the Plan Administrator.

       6.3 Decision on Review of Denial. The Plan Administrator shall deliver to the claimant a written decision on the claim within sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60)-day period shall be extended to one hundred twenty (120) days. Such decision shall (i) be written in a manner calculated to be understood by the claimant, (ii) include the specific reason or reasons for the decision, and (iii) contain a specific reference to the pertinent Plan provisions upon which the decision is based.

                                  SECTION SEVEN

                           ADMINISTRATION OF THE PLAN

       7.1 Plan Administrator. The Plan Administrator hereunder shall be the Senior Vice-President, Law and Human Resources, or other appropriate Human Resources Officer of the Company.

       7.2 Responsibilities. The Plan Administrator shall be the "administrator" (as defined in Section 3(16)(A) of ERISA) of the Plan, and shall be responsible for the performance of all reporting and disclosure obligations under the Internal Revenue Code and ERISA and all other obligations required or permitted to be performed by the Plan Administrator under the Internal Revenue Code and ERISA and not otherwise delegated pursuant to the Plan. The Plan Administrator shall be the designated agent for service of legal process.

       7.3 Allocation and Delegation of Plan Administrator Responsibilities. The Plan Administrator may appoint such assistants or representatives as it deems necessary for the effective exercise of its duties in administering the Plan and may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate. The Plan Administrator also may designate any person, firm or corporation to carry out any of the other responsibilities of the Plan Administrator under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by the Plan Administrator.

       7.4 Actions of Fiduciaries. The Plan Administrator may authorize or approve any action by written instrument signed by a person duly authorized to act on behalf of the Plan Administrator. Any written memorandum signed by any such duly authorized person or by any other person duly authorized by the Plan Administrator to act in respect of the subject matter of the memorandum, shall have the same force and effect as a formal resolution adopted by the Plan Administrator.

       All acts and determinations with respect to the administration of the Plan made by the Plan Administrator and any assistants or representatives appointed by it shall be duly recorded by the Plan Administrator or by the assistant or representative appointed by it to keep such records. All records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Plan Administrator or the assistants or representatives appointed by it.

       7.5 General Administrative Powers. Except as otherwise provided herein, the Plan Administrator is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Plan Administrator shall have the discretionary authority and power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made in good faith by the Plan Administrator, and the application of rules and regulations to a particular case or issue by the Plan Administrator shall, subject to the claims procedures set forth in Section Six hereof, not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. In construing the Plan and in exercising its power under provisions requiring the Plan Administrator's approval, the Plan Administrator shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible. In the discharge of this discretionary authority the Plan Administrator shall have all necessary powers and duties, including but not limited to the following:

       (a) to require any person to furnish such information as is reasonably necessary or appropriate for administration of the Plan as a condition to receiving benefits under the Plan;

       (b) to make such rules and regulations and prescribe the use of such forms as he shall deem necessary for the efficient administration of the Plan;

       (c) to establish or cause to be established such procedures, protocols and guidelines as he shall deem necessary to interpret the terms and conditions of the Plan;

       (d) to decide on questions concerning Plan eligibility, Years of Service and Termination of Employment in accordance with the terms of the Plan;

       (e) to determine the amount of benefits payable to a Participant, in accordance with the Plan, and to provide a full and fair review to any Participant whose claim for benefits has been denied in whole or in part;

       (f) to designate other persons to carry out any duty or power which would otherwise be a fiduciary responsibility of the Plan Administrator, under the terms of the Plan.

       7.6 Appointment of Professional Assistance. The Plan Administrator may engage accountants, attorneys and such other personnel as it deems necessary or advisable. The functions of any such persons engaged by the Plan Administrator shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Unless otherwise specifically so delegated, such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan.

       7.7 Discretionary Acts. Any discretionary actions of the Plan Administrator with respect to the administration of the Plan shall be made in a manner which does not discriminate in favor of stockholders, officers and highly compensated employees.

       7.8 Responsibility of Fiduciaries. The Plan Administrator and its assistants and representatives shall be free from all liability for their acts and conduct in the administration of the Plan except for acts of gross negligence, fraud or willful misconduct; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.

       7.9 Indemnity by Employer. In the event and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Employer shall indemnify and hold harmless the Plan Administrator and its assistants and representatives from any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by the Employer's employees, Participants or their legal representatives, or by any other person, corporation, entity, government or agency thereof, including any amounts paid in settlement, with the approval of the Plan Administrator, and any and all other losses, damages, interest, expenses, including counsel fees approved by the Plan Administrator, and penalties, including any penalties imposed by the Secretary of Labor pursuant to Section 502(1) of ERISA relating to any breaches of fiduciary responsibility under Part 4 of Title I of ERISA, arising from any action or failure to act, except where the same is judicially determined to be due to gross negligence, fraud, or willful misconduct of such individual in connection with the Plan. The indemnification contained in this Section shall apply regardless of whether the event causing the liability arises in whole or in part from the negligence (other than judicially determined gross negligence) or other fault on the part of the individual, specifically including breaches of fiduciary responsibility under ERISA.

                                  SECTION EIGHT

                         ADOPTION OF PLAN BY SUBSIDIARY

       Any Subsidiary, whether or not presently existing, may, with the approval of the Chief Executive Officer of the Company, adopt this Plan. Any Subsidiary that adopts the Plan is thereafter an Employer with respect to its employees for purposes of the Plan, and any event that causes any Employer to cease to be a Subsidiary shall not affect such Subsidiary's adoption of this Plan or its obligations under the Plan.

                                  SECTION NINE

                              AMENDMENT OF THE PLAN

       The Board of Directors of the Company may amend the Plan at any time and in any manner with respect to all of the Employers. Any amendment to this Plan shall be effectuated by a written instrument signed by a duly authorized officer of the Company and shall be incorporated into the Plan document. Any amendment or restatement may be made retroactive if, in the judgment of the Board of Directors of the Company, such retroactivity is necessary or advisable for any reason. Notwithstanding the foregoing, for a period of one year following a Change of Control, this Plan may not be amended in any manner adverse to any Eligible Employee.

                                   SECTION TEN

                             TERMINATION OF THE PLAN

       Continuance of the Plan is not assumed as a contractual obligation of the Employer, and the Board of Directors of the Company reserves the right to terminate the Plan at any time. Such termination may occur without consent being obtained from the Plan Administrator, Eligible Employees or any other interested person; provided however, that any termination of this Plan shall not affect the benefits payable under the Plan to any Eligible Employee who suffers a Termination of Employment prior to the termination of the Plan. The Plan shall automatically terminate upon dissolution of the Company, unless provision is specifically made by its successors, if any, for the continuation of the Plan; provided however, a merger or consolidation of the Company with or into any corporation or other legal entity shall not be deemed to be a dissolution of the Company for purposes of this Plan. Notwithstanding the foregoing, following a Change of Control, this Plan may not be terminated prior to the first anniversary of the Change of Control.

                                 SECTION ELEVEN

                                     VESTING

       No Eligible Employee shall have a vested right to any benefit under this Plan prior to the time a determination is made by the Plan Administrator that the particular Eligible Employee is a Participant.

                                 SECTION TWELVE

                         STATUS OF EMPLOYMENT RELATIONS

       The adoption and maintenance of the Plan shall not be deemed to constitute a contract between any Employer and its Eligible Employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed (i) to give to any Eligible Employee the right to be retained in the employ of the Employer; (ii) to affect the right of the Employer to discipline or discharge any Eligible Employee at any time; (iii) to give the Employer the right to require any Eligible Employee to remain in its employ; or (iv) to affect any Eligible Employee's right to terminate his employment at any time.

                                SECTION THIRTEEN

                           RESTRICTIONS ON ASSIGNMENT

       The benefits provided hereunder are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of an Eligible Employee may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void.

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


                                SECTION FOURTEEN

                                 APPLICABLE LAW

       To the extent not preempted by ERISA, the Plan shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of Texas.

       IN WITNESS WHEREOF, Aviall, Inc. has caused the Plan to be signed by its duly authorized officer on this 16th day of April, 1999.

                                       AVIALL, INC.


                                       By: /s/ Eric E. Anderson
                                           -------------------------------------
                                           Eric E. Anderson, Chairman,
                                           President and Chief Executive Officer

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